EXHIBIT 4(ii)
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                              EXCERPTS FROM BY-LAWS
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Article I, as amended, reads as follows:

                                   "ARTICLE I
                            Meetings of Stockholders

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of Urecoats Industries Inc. (hereinafter, the "Corporation") for the election of directors and for the transaction of such other proper business shall be held on such date and at such time as may be fixed by the Board of Directors or if no date and time are so fixed on the second Tuesday in November of each year, at the office of the Corporation or at such other place, and at such hour as shall be designated by the Board of Directors, or, if no such time be fixed, then at 10:00 in the forenoon.

     SECTION 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the holder or holders of more than a majority of the outstanding shares of Common Stock entitled to vote at such meeting.

     SECTION 3. Notice of Meetings. Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and the purpose or purposes for which it is called, shall be given not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote at such meeting, and, if mailed, it shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Whenever notice is required to be given, a written waiver thereof signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 4. Quorum. At any meeting of the stockholders the holders of the majority of the shares, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting.

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     SECTION  5.  Organization.  At each meeting of the stockholders, the
Chairman of the Board, or in his absence or inability to act, the President or, in his absence or inability to act, a Vice President or, in his absence of inability to act, any person chosen by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 6. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 7. Voting. Unless otherwise provided in the Certificate of Incorporation, and subject to statute, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder:

          (a)  on the date fixed pursuant to the provisions of Section 5 of
               Article V of these By-Laws as the record date for the determination of the stockholders to be entitled to notice of or to vote at such meeting; or

          (b) if no record date is fixed, then at the close of business on the day next preceding the day on which notice is given.

Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question other than the election of directors need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

     SECTION 8. List of Stockholders. A list of the stockholders entitled to vote at any meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 9. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots

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or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election or directors. Inspectors need not be stockholders."

Article II, in pertinent part, reads as follows:

                                  "ARTICLE II
                              Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2. Number, Qualifications, Election and Term of Office. The Board of Directors shall initially consist of two Directors. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualified. Directors need not be stockholders. The Board of Directors, by the vote of a majority of the entire Board, may fix the number of Directors to a number not exceeding seven and may decrease the number of Directors to a number not less than one, but any such decrease shall not affect the term of office of any Director. Vacancies occurring by reason of any such increase or decrease shall be filled in accordance with section 13 of this Article II.

     SECTION 13. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in the manner provided by statute. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified.


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     SECTION 14.  Removal of Directors.  Except as otherwise provided in the
Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record or a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided."

Article V reads as follows:

                                   "ARTICLE V
                                  Shares, etc.

     SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

     SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such shares or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

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     SECTION  4.  Regulations.  The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     SECTION 6. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Delaware."

Article XI reads as follows:

                                   "ARTICLE XI
                                    Amendment

     The By-Laws may be amended, repealed or altered by vote of the holders of a majority of the outstanding shares of the Corporation's capital stock; except as otherwise provided in the Certificate of Incorporation. The By-Laws may also be amended, repealed or altered by the Board of Directors, but any By-Law adopted by the Board of Directors may be amended, repealed or altered by the stockholders entitled to vote thereon as herein provided."









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